EXHIBIT 32.2

McCORMICK & COMPANY, INCORPORATED
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of McCormick & Company, Incorporated (the “Company”) on Form 10-Q for the period ending May 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis A. Contino, Executive Vice President, Strategic Planning & Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Francis A. Contino
Francis A. Contino
Executive Vice President, Strategic Planning & Chief Financial Officer

Date:	June 30, 2005